UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 21, 2006
PATRICK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3922	35-1057796

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

Formerly Located at 1800 South 14th Street, Elkhart, Indiana

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 21, 2006, Patrick Industries, Inc., an Indiana corporation (the “Company”), declared a dividend of a right (a “Right”) for each share of Common Stock, without par value, of the Company (the “Common Stock”). The dividend is payable to shareholders of record at the close of business on March 31, 2006 (the “Record Date”) and with respect to all shares of Common Stock that become outstanding after the Record Date and prior to the earliest of the Separation Date (as defined below), the redemption of the Rights, the exchange of the Rights and the expiration of the Rights. Except as set forth below and subject to adjustment as provided in the Rights Agreement (as defined below), each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company’s Preferred Stock, Series A, without par value (the “Preferred Stock”), at an exercise price of $30 per Right (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement dated as of March 21, 2006 (the “Rights Agreement”), between the Company and National City Bank, as Rights Agent (the “Rights Agent”).

The Rights will be evidenced by Common Stock certificates and not separate certificates until the earlier to occur of (i) 10 days following the date of public disclosure that a person or group, together with persons affiliated or associated with it (an “Acquiring Person”), has acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the voting power of the aggregate of all shares of voting stock of the Company (the “Stock Acquisition Date”) and (ii) 10 days following commencement or disclosure of an intention to commence a tender offer or exchange offer by a person other than the Company and certain related entities if, upon consummation of the offer, such person or group, together with persons affiliated or associated with it, could acquire beneficial ownership of 20% or more of the total voting power of all shares of voting stock of the Company (the earlier of such dates being called “Separation Date”) except in either case pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a “Qualified Offer”). The definition of an acquiring Person does not include any or all of Jeffrey L. Gendell, Tontine Capital Partners, L.P. and Tontine Capital Management L.L.C. or any of their Affiliates or Associates, acting individually, with another Person, or any group, solely to the extent they individually or in the aggregate, beneficially own less than 30% of the Voting Power of the aggregate Voting Stock of the Company outstanding. Acquiring Person also shall not include other than as a result of repurchases of stock by the Company, certain inadvertent actions by stockholders. Until the Separation Date (or earlier redemption or expiration of the Rights), the transfer of Common Stock will also constitute transfer of the associated Rights. Following the Separation Date, separate certificates will evidence the Rights.

The Rights will first become exercisable on the Separation Date (unless sooner redeemed). The Rights will expire at the close of business on March 21, 2016 (the “Expiration Date”), unless earlier redeemed or exchanged by the Company as described below.

The Purchase Price and the number of shares of Preferred Stock or other securities, cash or other property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options, warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of other securities, cash (excluding regular periodic cash dividends at an annual rate not in excess of 125% of the annualized rate of cash dividends paid during the preceding fiscal year), property, evidences of indebtedness, or assets.

In the event that, other than pursuant to a Qualifying Offer, (i) the Company is the surviving corporation in a merger or combination with an Acquiring Person and shares of Company Common Stock shall remain outstanding, (ii) a Person becomes an Acquiring Person, (iii) an Acquiring Person engages in one or more “self-dealing” transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person’s ownership interest being increased by more than 1% (e.g., by means of a recapitalization) (each such event being a “Section 11(a)(ii) Event”) then, in each such case, each holder of a Right will thereafter have the right to receive, upon exercise, Units of Preferred Stock (or, in certain circumstances, Company Common Stock, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate of any Acquiring Person will be null and void.

In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger (other than a merger described in the preceding paragraph) or other business combination transaction and the Company is not the surviving corporation, (ii) any Person consolidates or merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, then each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the ultimate parent of the Acquiring Person having a value equal to two times the exercise price of the Right.

The events described in the two paragraphs above are “Triggering Events.”

Any Rights beneficially owned at any time on or after the Separation Date by an Acquiring Person or an affiliate or associate of an Acquiring Person (whether or not such ownership is subsequently transferred) will become null and void upon the occurrence of the earlier of the Board of Directors decision to exchange the Rights and a Triggering Event, and any holder of such Rights will have no right to exercise such Rights.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. Holders will have no right to receive fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon the exercise of Rights. In lieu of such fractional shares, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right and the Purchase Price are also subject to adjustment in the event of a stock split of the Common Stock or distributions, subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Separation Date.

At any time prior to the earlier of (i) the closing of business on the tenth day following the time that it becomes public that an Acquiring Person has become such and (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Immediately upon the action of the Company’s Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights thereafter will be to receive the applicable redemption price.

At any time any person becomes an Acquiring Person and prior to such time as such person, together with its affiliates becomes the beneficial owner of at least 50% of the Company’s outstanding Common Stock, the Company may, provided that all necessary regulatory approvals have been obtained, exchange the Rights (other than Rights owned by such Acquiring Person which become null and void), in whole or in part, at a ratio of one share of Common Stock per Right, subject to adjustment.

Until a Right is exercised, the holder has no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or distributions. The Company may, without the approval of any holder of the Rights, but only if at that time the Board of Directors consists of a majority of disinterested directors, supplement or amend any provision of the Rights Agreement, except the redemption window, the Purchase Price or the redemption price.

Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock, if it is greater. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock, if it is greater. In the event of any merger or other business combination in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right is intended to approximate the value of one share of Common Stock.

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors, except pursuant to an offer conditioned upon a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time a person or group has acquired beneficial ownership of 20% or more of the Common Stock, because until such time, the Rights may be redeemed by the Company at $0.01 per Right and the Rights Agreement may be amended.

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Rights Certificate, is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit 10.1.

Item 3.03 Material Modification to Rights of Security Holders.

See description set forth under "Item 1.01 Entry into a Material Definitive Agreement," which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Form of Rights Agreement dated as of March 21, 2006, between Patrick Industries, Inc. and American Stock Transfer and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.

(Registrant)

DATE March 21, 2006	BY	/s/ Andy L. Nemeth

Andy L. Nemeth
Executive Vice President – Finance
Secretary-Treasurer, and Chief Financial Officer